UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

LiqTech International, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+4544986000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2021, LiqTech International, Inc., a Nevada corporation (the “Company”), filed a Certificate of Amendment (the “Certificate of Amendment”) to its Articles of Incorporation with the Secretary of State of the State of Nevada effecting an amendment to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from 25,000,000 shares to 100,000,000 shares. The Certificate of Amendment was approved by the Company’s stockholders at the annual meeting of stockholders (the “Annual Meeting”).

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of matters to a vote of security holders.

On May 20, 2021, the Company held its Annual Meeting. A total of 17,156,352 shares of the Company’s Common Stock were present or represented by proxy at the Annual Meeting, representing approximately seventy nine percent (79%) of the outstanding Common Stock as of April 5, 2021, the record date for the Annual Meeting.

At the Annual Meeting, five (5) proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Mark Vernon, Sune Mathiesen, Alexander Buehler, Peyton Boswell and Richard Meeusen for terms until the next succeeding annual meeting of stockholders or until such directors’ successor shall have been duly elected and qualified. The stockholders elected the five (5) directors by the following votes:

Name	For	Withheld	Broker Non-Votes
Mark Vernon	9,713,677	2,865,802	4,576,873
Sune Mathiesen	12,527,021	52,458	4,576,873
Alexander Buehler	11,241,072	1,338,407	4,576,873
Peyton Boswell	11,248,078	1,331,401	4,576,873
Richard Meeusen	11,852,222	727,257	4,576,873

Proposal No. 2: The stockholders ratified Sadler, Gibb & Associates, LLC as the Company’s independent registered accounting firm by the following votes:

Votes For	16,906,701
Votes Against	34,798
Abstentions	214,853

Proposal No. 3: The stockholders voted to approve the adoption of the Certificate of Amendment that would increase the number of authorized shares of Common Stock from 25,000,000 to 100,000,000 and such amendment was approved by the following votes:

Votes For	13,232,216
Votes Against	3,905,510
Abstentions	18,626

Proposal No. 4: The approval of a non-binding advisory resolution approving the compensation of the Company’s named executive officers, as described in the Company’s proxy statement. The stockholders approved the non-binding advisory resolution on executive compensation by the following votes:

Votes For	12,442,378
Votes Against	92,872
Abstentions	44,229
Broker Non-Vote	4,576,873

Proposal No. 5: The approval of a non-binding resolution regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers which could be held every year, every two (2) years or every three (3) years. The stockholders approved the non-binding advisory resolution regarding the frequency of future votes on executive compensation every three (3) years as follows:

1 Year	4,822,470
2 Years	220,162
3 Years	6,441,937
Abstentions	1,094,910
Broker Non-Vote	4,576,873

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

3.1	Certificate of Amendment to Articles of Incorporation of LiqTech International, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: May 25, 2021	/s/ Claus Toftegaard
Claus Toftegaard
Chief Financial Officer